Paradyne Contact: Paul Harris 727-530-2529 pharris@paradyne.com
NEW RELEASE

Paradyne Reports Fourth Quarter 2003 Results

Growth in Revenue and EPS, Increase in Cash Highlight Quarter

LARGO, Fla. – January 29, 2004 – Paradyne Networks, Inc. (NASDAQ: PDYN), a leading provider of broadband voice, data and video network access solutions, today reported its fourth quarter financial results for the period ended December 31, 2003.

Net sales for the fourth quarter of fiscal 2003 were $22.2 million, with broadband sales accounting for $18.4 million or 83 percent of the overall business. Narrowband revenues were $2 million, and service revenues accounted for $1.8 million.

Pro forma net loss for the fourth quarter of fiscal 2003 was ($1.1 million) or ($0.02) per diluted share. Net loss for the fourth quarter of fiscal 2003, on a generally accepted accounting principles (GAAP) basis, was ($1.4 million) or ($0.03) per share. A reconciliation between net loss on a GAAP basis and pro forma net loss is provided in a table immediately following the Consolidated Statements of Operations.

Paradyne’s cash position at the end of the fourth quarter improved to $46.8 million.

“Paradyne is well positioned to capture growth as the telecommunications market and corporate capital spending improves,” said Sean Belanger, president and CEO of Paradyne. “For the third consecutive quarter we had growth in revenue and improvement to our bottom line.”

Business highlights for the fourth quarter 2003 include:

•	Shipments of standards-based ADSL ports increased 30% from the prior quarter, with 42,900 ports shipped in the fourth quarter, indicating continued success in the market for Paradyne’s expanded product line.

•	Standards-based ADSL endpoint shipments increased 121% over the third quarter for a total of 10,900 units shipped in the fourth quarter.

•	Ports shipped in ReachDSL grew to over 24,200 ports shipped in the fourth quarter, an increase of 116% from Q3. Paradyne now has shipped over 464,000 ReachDSL DSLAM ports worldwide.

•	ReachDSL endpoints, and our combination ADSL/ReachDSL endpoints combined for a total of 21,200 units shipped in the fourth quarter, or an increase of 16% from the third quarter.

•	Total DSLAMs shipped grew to over 1,800 in the fourth quarter, or an increase of 62% from the third quarter. This brings our total number of DSLAMs in the marketplace to over 35,900.

Fourth Quarter Results Conference Call and Webcast

As previously announced, Paradyne will host a conference call on Friday, January 30, 2004 at 10:00 a.m. (ET) to discuss fourth quarter 2003 results and its outlook for the first quarter of 2004. The call will be broadcast live on the Internet for investors and the general public. This listen-only webcast can be accessed through the Company section of the Paradyne website (http://www.paradyne.com/corporate_info). Participants should go to the website at least ten minutes before this event to download and install any necessary audio software. Or, participants may dial into the call at (706) 634-1225.

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About Paradyne

Paradyne is a leading developer of carrier-class, high-speed network access solutions for broadband voice, data and video. A recognized market leader in digital subscriber line (DSL), service level management (SLM), and Broadband Voice and Media Gateway solutions, Paradyne markets its award-winning GranDSLAM® and BitStormTM DSL systems, ReachDSL and EtherLoopTM products, JetstreamTM Media Gateway systems and iMarc/FrameSaver Service Level Management systems to service providers and business customers worldwide. More information may be obtained by visiting www.paradyne.com or by calling +1-727-530-8623.

Information about Forward-Looking Statements:

This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations and beliefs as well as on assumptions made by, and information currently available to, management. Among the factors that could cause actual future events to differ materially include: the uncertainty regarding the acceptance of new telecommunications services based on

DSL technology; reduction or discontinuation of purchase of our products by NSPs; the failure of NSPs to incorporate our products into their infrastructure; the possibility that Paradyne’s competitors may develop competing products that are superior in terms of quality, cost or both. For a detailed discussion of other risk factors that could affect Paradyne’s business, please refer to the risks identified in Paradyne’s Current Report on Form 8-K, dated January 20, 2004, and in Paradyne’s other filings with the Securities and Exchange Commission.

Editors Note: BitStorm, EtherLoop, iMarc, GranDSLAM, and ReachDSL are trademarks of Paradyne Corporation. FrameSaver, Hotwire, Paradyne, and the Paradyne are registered trademarks of Paradyne Corporation. All other service marks and trademarks are the property of their respective owners.

Paradyne Networks, Inc.

Condensed Unaudited Consolidated Statements of Operations

(Thousands except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002

Revenues:
Sales	$20,390	$21,170	$73,378	$105,584
Services	1,777	2,286	7,097	5,698
Royalties	0	142	800	982

Total Revenues	22,167	23,598	81,275	112,264

Total cost of sales	12,625	12,560	43,985	57,945

Gross Margin	9,542	11,038	37,290	54,319

Operating expenses:
Research and development (includes $2,830 of purchased R&D in March 2002)	4,210	6,243	19,201	27,935
Selling, general & administrative	6,568	7,694	27,233	34,347
Impairment of intangible asset	0	6,681	0	6,681
Amortization of deferred stock compensation and intangible asset	343	446	1,501	1,513
Business restructuring charges	0	2,304	1,900	3,315

Total operating expenses	11,121	23,368	49,835	73,791

Operating Income (Loss)	(1,579)	(12,330)	(12,545)	(19,472)

Other (income) expenses:
Interest, net	(144)	(170)	(610)	(790)
Other, net	(29)	74	95	(37)

Income (loss) before provision for income tax	(1,406)	(12,234)	(12,030)	(18,645)
Provision (benefit) for income tax	0	0	0	(1,488)

Net income (loss)	$(1,406)	$(12,234)	$(12,030)	$(17,157)

Average shares outstanding
Basic	44,195	42,764	43,389	40,936
Diluted	44,195	42,764	43,389	40,936
Earnings per common share
Basic	(0.03)	(0.29)	(0.28)	(0.42)
Diluted	(0.03)	(0.29)	(0.28)	(0.42)

Pro forma diluted net income (loss) per share (A)	$(0.02)	$(0.08)	$(0.25)	$(0.23)

Paradyne Networks, Inc.

Footnote To Condensed Consolidated Statements of Operations

(Thousands except per share amounts)

(Unaudited)

(A) Reconciliation of Earnings Following Generally Accepted Accounting

Principles (GAAP) With Non-GAAP Financial Measures (Pro Forma Earnings)

Paradyne supplements its earnings releases provided in accordance with generally accepted accounting principles, with non-GAAP financial measures that exclude those transactions that management does not reasonably expect to be part of recurring business transactions over the long term. Paradyne’s management believes the pro forma information provides investors useful information to understand operating results and make comparisons with prior periods. Paradyne’s management uses such pro forma measures internally, to evaluate the company’s net income and operating performance on a period-over-period basis, and for planning and forecasting future periods.

Pro forma diluted net income (loss) per share calculations exclude the elimination of margin generated from the reversal of inventory reserves, the financial statement impact of the writeoff of purchased research and development related to the acquisition of Elastic Networks Inc., the loss on the disposal of assets related to the closure of the Alpharetta development center, the impairment of intangible assets, the amortization of deferred stock compensation and intangible assets, business restructuring charges and tax benefit from the Job Creation and Worker Assistance Act of 2002.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002

Net income (loss) before excluding items to normalize results	$(1,406)	$(12,234)	$(12,030)	$(17,157)

Increase (decrease) to net income:
Elimination of margin generated from the reversal of inventory reserves		(767)	(2,430)	(4,933)
Exclusion of writeoff of purchased research and development				2,830
Exclusion of loss on the disposal of assets from the closure of the Alpharetta development center			278
Exclusion of the impairment of intangible asset		6,681		6,681
Exclusion of amortization of deferred stock compensation & intangible assets	343	446	1,501	1,513
Exclusion of business restructuring charges		2,304	1,900	3,315
Exclusion of tax benefit				(1,488)

Adjustment to net income (loss)	343	8,664	1,249	7,918

Pro Forma net income (loss)	$(1,063)	$(3,570)	$(10,781)	$(9,239)

Paradyne Networks, Inc.

Condensed Unaudited Consolidated Balance Sheets

(In Thousands)

	December 31, 2003	December 31, 2002
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$46,775	$47,706
Accounts receivables, net	7,119	13,072
Inventories, net	16,419	16,661
Prepaid & other current assets	1,578	2,896

Total current assets	71,891	80,335

Property plant & equipment, net	5,595	10,396
Other assets	4,956	6,525

Total assets	$82,442	$97,256

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,591	$6,333
Current portion of debt	0	396
Payroll & benefit related liabilities	2,636	3,445
Other current liabilities	5,640	9,087

Total current liabilities	12,867	19,261

Total liabilities	12,867	19,261

Stockholders’ equity	69,575	77,995

Total liabilities and stockholders’ equity	$82,442	$97,256